Exhibit 10.11

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PRODUCT KNOW-HOW LICENSE AGREEMENT

among

SANOFI

BRISTOL-MYERS SQUIBB COMPANY

and

BRISTOL-MYERS SQUIBB SANOFI PHARMACEUTICALS HOLDING PARTNERSHIP

dated as of January 1, 1997

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ii

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iii

SCHEDULES

SCHEDULE 1A	TERRITORY A
SCHEDULE 1B	TERRITORY B

EXHIBITS

EXHIBIT 6.1-A	RECOMMENDED PRODUCT PROFILES, CLAIM STRUCTURES AND DOSAGES FOR FILE SUBMISSIONS

EXHIBIT 6.1-B	CORE POSITIONING STRATEGIES / KEY MESSAGES

EXHIBIT 6.1-C	CENTRALLY FUNDED PROGRAMS AND EXPENSES

EXHIBIT 6.1-D	OVERALL PRICING GUIDELINES

EXHIBIT 6.1-E	PHASES IIIB STUDIES, DIFFERENTIATION PROGRAMS AND STUDIES FOR NEW INDICATIONS AND LINE EXTENSIONS

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This PRODUCT KNOW-HOW LICENSE AGREEMENT (this “Agreement”) dated as of January 1,1997 is hereby made by and among:

Sanofi, a société anonyme organized and existing under the laws of the French Republic (“Sanofi”):

Bristol-Myers Squibb Company, a corporation organized and existing under the laws of the State of Delaware, United States of America (“BMS”); and

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, a Delaware partnership (the “Partnership” and, together with Sanofi and BMS, the “Parties” and, individually, each a “Party”).

W I T N E S S E T H:

WHEREAS, Sanofi has discovered and patented two new chemical entities, one known as SR 47436 with the international non-proprietary name Irbesartan (“Irbesartan”) and one known as SR 25990C with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”), with potential ethical pharmaceutical applications in the cardiovascular therapeutic field;

WHEREAS, Sanofi, BMS and Sterling Winthrop Inc., a Delaware corporation (“Sterling”) entered into a Development Agreement dated July 29, 1993 (the “Development Agreement”) for, among other things, the development of Irbesartan and Clopidogrel;

WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement dated as of September 30,1994 among Eastman Kodak Company, Sanofi and Sterling, Sanofi acquired certain assets, and assumed certain obligations, of the ethical pharmaceutical business of Sterling, including the rights and obligations of Sterling under the Development Agreement;

WHEREAS, Sanofi and BMS have entered into a Territory B Alliance Support Agreement dated as of the date hereof (the “Alliance Support Agreement”) and have formed through their indirect wholly owned subsidiaries the Partnership pursuant to the partnership agreement dated as of the date hereof (the “Partnership Agreement”) for, among other things, the commercialization of the Products in Territory B (as such terms are defined herein);

WHEREAS, Sanofi and the Partnership have entered into an Irbesartan Intellectual Property License Agreement (the “Irbesartan License Agreement”) and a Clopidogrel Intellectual Property License and Supply Agreement dated as of the date hereof, pursuant to which Sanofi has granted a license to use certain patents, trademarks and know-how for the commercialization of the Products in Territory B that neither were developed with nor are owned by BMS;

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WHEREAS, Sanofi and BMS have developed certain know-how under the Development Agreement for the commercialization of the Products in Territory B and, as a result, each has an undivided one-half direct ownership interest in the Developed Know-How (as such term is defined herein); and

WHEREAS, Sanofi and BMS are willing to grant to the Partnership, and the Partnership is willing to accept, a license under the Developed Know-How for the commercialization of the Products in Territory B on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Event” means any negative symptom experienced at the time of or after the taking of any Product of which any Party or any of its Affiliates becomes aware, whether or not considered drug related, including, without limitation, any side effects, injury, toxicity or sensitivity reaction, or significant failure of expected pharmacological action, as well as instances of symptomatic overdose, abuse or withdrawal reactions.

“Affiliate”, when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude Elf Aquitaine and any Person not controlled by Sanofi that would be an Affiliate of Sanofi solely by reason of its being controlled by Elf Aquitaine. For the purposes of this definition, “control” shall refer to the possession, directly or indirectly, of the power to direct the management or policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise, the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 40% of the voting power of all outstanding voting securities of a Person or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership. The Parties confirm that each Co-Promotion Entity (as defined in the Alliance Support Agreement) in Territory B shall be considered to be an Affiliate of BMS.

“Alliance Agreements” has the meaning set forth in the Alliance Support Agreement.

“Alliance Strategic Committee” has the meaning set forth in the Alliance Support Agreement.

“Clopidogrel Product” means the product or products having as an active ingredient Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

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“Competing Product” means, with respect to any Product, any other product that [*], but which is not [*] set forth in Schedule [*] or selected for [*] by [*].

“Developed Know-How” means any and all technical data, information, material and other know-how that relate to the formulation of the Products, including, without limitation, any analytical methodology, chemical, toxicological, pharmacological and clinical data, formulae, procedures, protocols, techniques and results of experimentation and testing, developed by Sanofi and BMS under the Development Agreement.

“Finance Committee” has the meaning set forth in the Alliance Support Agreement.

“Functional Committee” means any Alliance Functional Committee (as such term is defined in the Alliance Support Agreement) or any License Functional Committee.

“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Irbesartan Product” means the product or products having as an active ingredient Irbesartan or any salt, ester, metabolite or pro-drug thereof.

“Lead” means the right to initiate proposals and implement, or cause the implementation of, recommendations and decisions.

“Line Extension” means, for each Product and with respect to development conducted on or after January, 1 1997, any new dosage or new form of administration of such Product.

“MAAs” means, with respect to each Product, any marketing authorizations, licenses, approvals, registrations, certificates and exemptions submitted to or granted by or pending with any Governmental Authority for the purpose of allowing the manufacture, production, supply, marketing, distribution or sale of such Product in a particular country.

“Major B Countries” means any country in Territory B representing at least [*] of aggregate Net Sales of both Products in Territory B, as determined from time to time by [*].

“Manufacturing and Sourcing Committee” has the meaning set forth in the Alliance Support Agreement.

“Marketing Entity” has the meaning set forth in the Partnership Agreement.

“Net Sales” means for any given period and with respect to any Product, the gross amount invoiced in respect thereof by the Marketing Entities to any Person (excluding any

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transfers between any Party and its Affiliates solely for purposes of resale, promotional use or clinical trials), less (i) quantity and/or cash discounts, allowances and/or rebates actually allowed or given, (ii) freight, postage and shipping insurance expenses (if separately identified in such invoice), (iii) sales taxes directly related to the sale to the extent included in the gross invoice price (but not including taxes assessed against the income derived from such sale) and (iv) amounts repaid or credited on account of rejections, outdating or the return of such Product.

“New Indication” means, for each Product and with respect to development conducted on or after January 1, 1997, any new therapeutic use or application of such Product.

“Non-Promotional Countries” means the countries in Territory B where the utilization of personal promotion by sales personnel is not a significant factor in obtaining product usage and achieving sales or where selling is by tender or comparable non-promotional method of sale, as determined from time to time by the Finance Committee.

“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, société en participation, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Product” means a Clopidogrel Product or an Irbesartan Product and “Products” means both a Clopidogrel Product and an Irbesartan Product.

“Safety Problem” has the meaning set forth in the Alliance Support Agreement.

“Sanofi Pharma” means Sanofi Pharma, a société anonyme organized and existing under the laws of the French Republic.

“Serious Adverse Event” means any Adverse Event that is life-threatening in that such Adverse Event places the patient at risk of dying, requires hospitalization, prolongs existing hospitalization or results in permanent disability, birth defect, cancer or death.

“Territory” means either Territory A or Territory B and “Territories” means both Territory A and Territory B.

“Territory A” means the countries and geographic areas described and listed in Schedule 1A attached hereto.

“Territory B” means the countries and geographic areas described and listed in Schedule 1 B attached hereto.

“Third Party” means a Person who or which is neither a Party nor an Affiliate of a Party.

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1.2 Additional Defined Terms. The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
Agreement	Preamble
Alliance Support Agreement	Recitals
BMS	Preamble
Clopidogrel	Recitals
Development Agreement	Recitals
Development Committee	6.2
Development Royalty	5.1
Irbesartan	Recitals
Irbesartan License Agreement	Recitals
License Functional Committees	6.2
License Steering Committee	6.1
License Strategic Decisions	6.1
License Termination Date	9.2
Marketing Working Group	6.2
Notices	11.1
Ongoing Studies	2.1
Other Party	7.1
Partnership Agreement	Recitals
Partnership	Preamble
Party	Preamble
Payment Report	5.2
Proposing Party	7.1
Regulatory Committee	6.2
Reporting Party	8.2
Sanofi	Preamble
Sterling	Recitals

ARTICLE 2

GRANT OF LICENSE

2.1 License Grant. Subject to the terms and conditions of this Agreement, Sanofi and BMS each separately grant to the Partnership an exclusive license for the term hereof in their respective undivided one-half direct ownership interest in the Developed Know-How, and the Partnership hereby accepts, an exclusive license for the term hereof under the Developed Know-How (i) to make, have made, sell, offer for sale and import the Products in Territory B, (ii) subject to Article 7 hereof, to develop Irbesartan Products and Clopidogrel Products for Territory B, including, without limitation, New Indications and Line Extensions thereof, and (iii) with the prior approval of the Manufacturing and Sourcing Committee, to make, have made, and export the Products outside of Territory B; provided, however, that such exclusivity shall not apply to Sanofi and BMS with respect to any ongoing studies that are being conducted by Sanofi and BMS under the Development Agreement (the “Ongoing Studies”).

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2.2 No Transfer. The Partnership hereby acknowledges and agrees that this Agreement does not, and shall not be deemed to, transfer any proprietary ownership interest whatsoever to the Partnership in or to the Developed Know-How. Nothing herein shall give the Partnership any right, title or interest in or to any of the Developed Know-How, except the rights granted pursuant to this Agreement.

2.3 No Implicit Rights. All of the rights granted hereunder are explicitly stated herein and nothing in this Agreement shall be construed to grant any implied rights whatsoever to the Partnership in or to the Developed Know-How.

2.4 Corporate Name Authorization. The Partnership shall be permitted to use both the Sanofi and BMS corporate names, on a [*] basis for the term hereof, solely (i) as part of its corporate name and (ii) in connection with any promotional, advertising or marketing necessary or desirable for the commercialization of the Products in Territory B in accordance with this Agreement and the Alliance Support Agreement. The grant of rights pursuant to this Section 2.4 shall automatically terminate upon the earlier of (i) the expiration or early termination of this Agreement and (ii) the expiration or early termination of the Alliance Support Agreement.

2.5 Goodwill. The Partnership hereby acknowledges that all goodwill connected with the Sanofi and BMS corporate names shall inure to the benefit of Sanofi and BMS, as the case may be, and the Partnership shall not take any action that may be detrimental to such goodwill.

2.6 Representations and Warranties. Each of BMS and Sanofi represents and warrants to the other Parties hereto that: (i) it has, and will at all times during the term of this Agreement have, the right, power and authority to license the Developed Know-How and to perform its other obligations hereunder, (ii) it is not aware of any asserted or unasserted claims or demand of any Third Party it believes to be enforceable against the Developed Know-How and (iii) to the best of such Party’s knowledge and belief, the Partnership’s exercise of any right to the Developed Know-How, as contemplated by this Agreement, will not infringe any intellectual property right of any Third Party.

2.7 Improvements. Any new or useful invention, process or improvement, patentable or unpatentable, relating to the formulation of any Product under the Developed Know-How developed or acquired by the Partnership during the term hereof, shall be the property of the Partnership which shall have all ownership rights thereto, subject to Article 7 hereof.

ARTICLE 3

SUB-LICENSE

3.1 General Sub-License. Except as permitted under Section 3.2 hereof, the Partnership shall not, without the prior written consent of both Sanofi and BMS, sub-license any of its rights and obligations under this Agreement; provided, however, that if the representatives of Sanofi and BMS on any Functional Committee, the Alliance Strategic Committee or the License Steering Committee, consensually agree to sub-license any of the Partnership’s rights or

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obligations hereunder, such agreement shall be deemed to be the consent of Sanofi and BMS for the purposes of this Section 3.1. No such sub-license shall relieve the Partnership of its obligations hereunder.

3.2 Sub-License for Alliance Agreements. The Partnership shall sub-license those of its rights and obligations under this Agreement, to any Affiliate of Sanofi or BMS that is a party to any Alliance Agreement, solely for the purposes of permitting such Affiliate to perform its obligations under such Alliance Agreement.

3.3 Termination of Sub-License. Sanofi and BMS each shall have the right to require the Partnership to terminate any sub-license of rights hereunder in the event that the sub-licensee fails to comply in any material respect with, or takes any action contrary to, the terms of such sub-license or any decision made by any Functional Committee, the Alliance Strategic Committee or the License Steering Committee, and such sub-licensee has failed to remedy such non-compliance within thirty (30) days from its receipt of written notice thereof from Sanofi, BMS or the Partnership.

ARTICLE 4

PROVISION OF DOCUMENTS

4.1 Initial Exchange. As promptly as practicable following the date hereof, each of Sanofi and BMS shall make available to the Partnership copies of all relevant data, studies and materials comprising Developed Know-How in such Party’s possession that shall be available as of such date.

4.2 Continuing Exchange. During the term of this Agreement, each of Sanofi and BMS shall make available to the Partnership, from time to time, copies of all relevant data, studies and materials comprising subsequently developed or acquired Developed Know-How in such Party’s possession as soon as practicable after the development or acquisition thereof.

ARTICLE 5

CONSIDERATION

5.1 Development Royalty. In consideration of the rights and licenses granted hereunder, the Partnership shall pay, or shall cause to be paid, for the term of this Agreement the following aggregate amounts as a development royalty (each a “Development Royalty”):

(i) To [*], an amount equal to [*]of Net Sales of Irbesartan Products in Territory B; and

(ii) To [*], an amount based on Net Sales of Clopidogrel Products in Territory B, which shall be determined by [*] no later than sixty (60) days after the first commercial sale of any Clopidogrel Product in Territory B.

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5.2 Payment. For the term of this Agreement, the Partnership shall pay or cause to be paid to each of Sanofi and BMS all amounts due hereunder on a quarterly basis within sixty (60) days of the end of each calendar quarter. Each such payment shall be accompanied by an accurate statement of the amount of Net Sales of the Products, broken down Product-by-Product, during such calendar quarter and the calculation of all payments to be made to each of Sanofi and BMS for such calendar quarter (each a “Payment Report”).

5.3 Method of Payment. (a) All payments to be made hereunder shall be made by wire transfer in immediately available funds, and shall be made in US dollars to the respective bank accounts of Sanofi and BMS as notified to the Partnership by the relevant Party, unless the Parties agree to settle such payments through other means.

(b) Amounts due from the Partnership to BMS or Sanofi in respect of sales based on a currency other than US dollars shall be converted to US dollars using the methodology determined for such purpose by the Finance Committee.

5.4 Records. The Partnership shall maintain (i) books, records and accounts which accurately and fairly reflect, in reasonable detail, the Net Sales of the Products and (ii) an adequate system of internal accounting controls. All books, records and accounts referred to in clause (i) above shall be maintained for not less than three (3) years, or for such longer period if and as required by applicable law, following the date of the sales constituting the Net Sales and shall be made available for reasonable review upon request by Sanofi and/or BMS.

5.5 Payment Reports. (a) At the request of Sanofi, the Partnership shall, and shall if applicable cause its sub-licensees to, permit Sanofi or an independent, certified public accountant not having any significant relation to either BMS or Sanofi, as appointed by Sanofi, at reasonable times and upon reasonable notice, to examine the books and records of the Partnership as may be necessary to (i) determine, with respect to any calendar quarter ending not more than two (2) years prior to the related request, the correctness of any Payment Report or payment made under this Agreement or any Alliance Agreement or (ii) obtain information as to the amount payable for any such calendar quarter in the case of failure on the part of the Partnership to report or pay pursuant to this Agreement or on the part of any party to any Alliance Agreement; provided, however, that Sanofi shall not have the right to make such audit request more than once every twelve (12) calendar months. The results of any such audit shall be promptly made available to BMS, Sanofi and the Partnership.

(b) Sanofi shall bear the full cost and expense of any such audit, unless such audit discloses that the amount due to Sanofi is more than the amount paid by [*] of the amount due, in which case BMS shall bear the full cost and expense of such audit

(c) The determination by an independent, certified public accountant pursuant to this Section 5.5 as to the amount due and payable by the Partnership shall be conclusive and binding on the Parties hereto.

5.6 Taxes. All payments due under this Agreement shall be paid in full without deduction, except for taxes (if any) required to be withheld by applicable law in Territory B with respect to such payments. In the event the Partnership is required under

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applicable law to withhold any tax to the revenue authorities in any country in Territory B regarding any payment to Sanofi and/or BMS, the amount of such tax shall be deducted by the Partnership and paid to the relevant revenue authority, and the Partnership shall notify the relevant Party thereof and shall promptly furnish to such Party all copies of any tax certificate or other documentation evidencing such withholding. In the event that any such tax shall subsequently be found to be due, payment of such tax shall be the responsibility of Sanofi or BMS, as the case may be.

ARTICLE 6

LICENSE STEERING COMMITTEE

6.1 License Steering Committee. In order to ensure the proper use of the Developed Know-How by the Partnership for the commercialization and further development of the Products, Sanofi and BMS shall be represented by a License Steering Committee (the “License Steering Committee”), which shall be responsible for the following decisions (collectively, the “License Strategic Decisions”):

(i) recommended Product profiles, claim structures and dosages for file submissions using the form set forth in Exhibit 6.1-A attached hereto;

(ii) the core positioning strategies and key messages with respect to the commercialization of the Products using the form set forth in Exhibit 6.1-B attached hereto;

(iii) approval of the centrally funded budget for certain programs and expenses using the form set forth in Exhibit 6.1-C attached hereto;

(iv) overall pricing guidelines using the form set forth in Exhibit 6.1-D attached hereto; and

(v) overall strategy and expenses for Phase IIIB studies, differentiation programs and studies for New Indications and Line Extensions using the form set forth in Exhibit 6.1-E attached hereto.

6.2 License Functional Committees. Subject to the general oversight and authority of the License Steering Committee, the following functional committees (the “License Functional Committees”) are hereby established and shall be maintained and empowered as hereinafter provided: (i) a marketing working group (the “Marketing Working Group”), (ii) a development committee (the “Development Committee”) and (iii) a regulatory committee (the “Regulatory Committee”).

6.3 Marketing Working Group. (a) The Marketing Working Group shall be responsible for (i) developing and seeking approval for the centrally funded budget for certain programs and expenses using the form set forth in Exhibit 6.1-C attached hereto, (ii) implementing such centrally funded budget, (iii) allocating marketing responsibilities among Sanofi, BMS and their respective Affiliates, under such centrally funded budget, (iv) the modification or substitution (if any) of the trademarks for the Products set forth in

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Schedule 5.07(b) of the Alliance Support Agreement, (v) developing and coordinating opinion leader support in Territory B, (vi) analyzing the competitive market and developing centrally funded programs to implement differentiation strategies in Territory B, (vii) directing centrally funded market and outcomes research, (viii) directing Product-related public relations and communications strategies and (ix) monitoring the sales of the Products and each Product’s market share in Territory B. The Marketing Working Group shall report and make its recommendations to the License Steering Committee.

(b) The Marketing Working Group also shall be responsible for developing and ensuring the implementation of the Territory-wide centrally funded marketing plan for each Product, and for ensuring that such plan is accurately and fully communicated to the local entities. Within the Marketing Working Group, Sanofi shall have the Lead for Clopidogrel Products and BMS shall have the Lead for Irbesartan Products; provided, however, that, notwithstanding the above, all recommendations and decisions made by the Marketing Working Group shall be jointly made pursuant to Section 6.6 (b) hereof.

6.4 Development Committee. The Development Committee shall be responsible for (i) implementing the decisions made by the License Steering Committee, (ii) establishing the general strategy for New Indications and Line Extensions and (iii) overseeing the development of New Indications and Line Extensions, if such development is conducted jointly by Sanofi and BMS or their respective Affiliates. Within the Development Committee, Sanofi shall have the Lead for Clopidogrel Products and BMS shall have the Lead for Irbesartan Products; provided, however, that, notwithstanding the above, all recommendations and decisions made by the Development Committee shall be jointly made pursuant to Section 6.6(b) hereof. The Development Committee shall report and make its recommendations to the License Steering Committee.

6.5 Regulatory Committee. The Regulatory Committee shall be responsible for (i) implementing the decisions made by the License Steering Committee, (ii) the optimal regulatory filing strategies for the Products, (iii) developing and implementing the regulatory plan for the Products, (iv) liaison activities with regulatory authorities during the development and initial file review through approval or registration in each country for the Products, (v) regulatory activities relating to the development, approval and registration of New Indications and Line Extensions for the Products and (vi) coordinating activities related to post-approval safety and surveillance of the Products. Within the Regulatory Committee, Sanofi shall have the Lead for Clopidogrel Products and BMS shall have the Lead for Irbesartan Products; provided, however, that, notwithstanding the above, all recommendations and decisions made by the Regulatory Committee shall be jointly made pursuant to Section 6.6(b) hereof. The Regulatory Committee shall report and make its recommendations to the License Steering Committee.

6.6 Committee Composition and Decision Making. (a) The License Steering Committee shall at all times consist of six (6) representatives, three (3) of whom shall represent Sanofi and three (3) of whom shall represent BMS. The representatives of Sanofi shall be the persons serving from time to time as the (i) President and Executive Director, Sanofi Pharma (ii) Senior Vice President, Strategy, Sanofi Pharma and (iii) Vice President, Alliance Management, Sanofi Pharma. The representatives of BMS shall be the persons serving from to time as the (i) President, Worldwide Medicines Group (ii) Senior Vice President, Worldwide Franchise Management and (iii) Vice President, Alliance Management. If any such position has

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been modified or eliminated, the Party so affected shall appoint an individual whose position is substantially similar to the position so modified or eliminated. The License Steering Committee shall have the sole power, by a consensus of the representatives of Sanofi and BMS, to make any and all License Strategic Decisions and to resolve any deadlock or conflict arising among or within the License Functional Committees that has not been resolved pursuant to the Alliance Support Agreement.

(b) Each of the Marketing Working Group, the Development Committee and the Regulatory Committee shall at all times consist of any equal number of representatives of Sanofi and BMS. All representatives of each License Functional Committee shall be senior management personnel of Sanofi and BMS, respectively, or of their respective Affiliates. All recommendations and decisions made by each License Functional Committee shall be made by a consensus of the representatives of Sanofi and BMS thereon. Each License Functional Committee shall be authorized only to make recommendations to the License Steering Committee unless, and only to the extent that, it shall have received a specific written delegation of greater authority from the License Steering Committee pursuant to Section 6.9 hereof; provided, however, that each License Functional Committee shall have the authority, by a consensus of the representatives of Sanofi and BMS thereon, to make decisions on issues within such License Functional Committee’s specified scope of responsibilities as set forth in Sections 6.3-6.5 hereof, respectively.

6.7 Committee Dispute Resolution. All disputes arising within the License Steering Committee, within any License Functional Committee or among the License Functional Committees shall be resolved pursuant to Section 3.06 of the Alliance Support Agreement; provided, however, that if agreement cannot be reached with respect to [*] programs and expenses for any fiscal year pursuant to Section 3.06 of the Alliance Support Agreement, [*] programs and expenses for the previous fiscal year shall carry over to the next fiscal year, until [*] programs and expenses for the next fiscal year shall have been approved.

6.8 Cross-Territory Issues. The License Steering Committee or any License Functional Committee may agree with its counterpart committee in Territory A that certain studies, programs or plans will benefit the commercialization or development of the Products in Territory B as well as Territory A. In such case, such committee shall negotiate in good faith with its counterpart committee in Territory A to allocate any expenses related to such studies, programs or plans between the two Territories, with the expectation that, unless otherwise agreed, such expenses shall be [*].

6.9 Delegation. The License Steering Committee may, by a consensus of the representatives of Sanofi and BMS thereon, expressly and by written resolution establish any other functional committee and delegate its powers to such newly established functional committee and/or to any then existing License Functional Committee on such terms as it deems appropriate.

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ARTICLE 7

NEW INDICATION OR LINE EXTENSION

SOLE RISK SCENARIO

7.1 Sole Development. If either Sanofi or BMS wishes to pursue the development of any New Indication or Line Extension, such Party (the “Proposing Party”) shall propose such development to the other Party (the “Other Party”) in the context of the Development Committee. If the Other Party decides not to pursue such development, as evidenced by its negative vote in the Development Committee with respect to such development and irrespective of whether such Party has the Lead for the Product with respect to which such development is proposed, then the Development Committee shall submit such proposal to the License Steering Committee, which shall decide whether the Proposing Party may proceed alone with such development. If the License Steering Committee agrees to permit such sole development, the Proposing Party shall be entitled to undertake such development at its sole cost and expense.

7.2 Commercialization of Resulting Products. If the Proposing Party proceeds alone with such development pursuant to Section 7.1 hereof, the Proposing Party and the Other Party shall, and shall cause their respective Affiliates, to grant the rights for the development of such New Indication or Line Extension, as the case may be, to the Proposing Party (with the right to sub-license to its Affiliates with the consent of the Other Party (which such consent shall not be unreasonably withheld)) solely for the purposes of pursuing such development in accordance with the terms of this Agreement In the event the Proposing Party successfully develops such New Indication or Line Extension, the Proposing Party hereby acknowledges and agrees that (i) pursuant to Section 2.1 hereof, solely the Partnership shall have the right to commercialize such New Indication or Line Extension in Territory B and (ii) such commercialization shall be fully subject to and performed in accordance with the decisions and recommendations of the Alliance Strategic Committee, the License Steering Committee and the Functional Committees in accordance with this Agreement and the Alliance Support Agreement.

7.3 [*]. In the event of such sole development, the Proposing Party shall be entitled to receive [*] for such development equal to [*], which shall be [*] payable to such Party pursuant to Article 5 hereof. In the event that the Finance Committee cannot agree upon a method of [*], including the [*] under Section [*] hereof, the Proposing Party and the Other Party shall [*]. The [*], and the fees and expenses of [*] shall be [*].

7.4 Election to Participate in Development. The Other Party may reverse its election not to pursue such development, by Notice to the Proposing Party, at any time prior to the registration of such New Indication or Line Extension in the first country in Territory B in which registration is made, subject to the reimbursement of [*] of [*] costs incurred by the Proposing Party with respect to

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such New Indication or Line Extension as of the date on which such Notice is made. In the event of such reimbursement, the Proposing Party and the Other Party shall thereafter share [*] costs incurred after the date on which such Notice is made with respect to such development, and the [*] set forth in Section [*] hereof shall be [*] by [*], from [*] to [*] of Net Sales of such Product in Territory B attributable to such New Indication or Line Extension; provided, however, that only the Proposing Party shall be entitled to [*].

7.5 Period of Exclusivity. If the development undertaken by the Proposing Party results in (i) an additional period of legal and de facto exclusivity for either Product as a whole or (ii) the issuance of a new patent for such New Indication or Line Extension developed through such development resulting in legal and de facto exclusivity for such New Indication or Line Extension, then the Proposing Party also shall be entitled to [*]for additional development determined by the Finance Committee, which shall not be less than [*] nor more than [*] of Net Sales of such Product in Territory B attributable to the New Indication or Line Extension. [*] shall be payable in accordance with Article 5 hereof (x) after the date legal or de facto exclusivity of such Product would otherwise have ended until the date on which the legal or de facto exclusivity obtained as a result of the sole development terminates (whichever terminates first), in the case referred to in clause (i) above, and (y) during the life of the relevant patent, in the case referred to in clause (ii) above. This [*] shall not exceed [*] of Net Sales of such Product in Territory B, even if the conditions in both clauses (i) and (ii) above are satisfied, and shall not be reduced even if the Other Party exercises its right under Section 7.4 hereof to reverse its election not to participate in such development.

7.6 Safety and Other Problems. Notwithstanding anything to the contrary in this Article 7 or in Section 7.05(b) of the Alliance Support Agreement, if either Sanofi or BMS determines that the development of a New Indication or Line Extension should be suspended for a safety reason that it believes in good faith justifies such suspension, or reasonably believes that such development would have a material adverse effect on the overall development of Irbesartan or Clopidogrel, as the case may be, or the overall commercial viability of the resulting Product(s), such Party shall have the unilateral right to veto the development by the other Party of such New Indication or Line Extension.

ARTICLE 8

ADVERSE EVENT REPORTING

8.1 Adverse Event Reporting. BMS, Sanofi and the Partnership shall each ensure that, in the marketing of the Products in Territory B, it and each of its respective Affiliates record, investigate, summarize and review all Adverse Events and Serious Adverse Events. Each Party shall require that its Affiliates, sub-licensees and distributors adhere to all requirements of local law which relate to the reporting and investigation of Adverse Events and Serious Adverse Events, and each Party shall require that its Affiliates, sub-licensees and distributors keep such Party informed of such experiences.

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8.2 Reporting Procedure. In order that each Party may be fully informed of these experiences each Party shall report:

(i)	In the case of Irbesartan Products, to BMS at:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543.

United States of America

Attention: Vice President, Worldwide Safety and Surveillance

Facsimile: [omitted]

(ii)	In the case of Clopidogrel Products, to Sanofi at:

Sanofi Pharma

82, avenue Raspail

94255 Gentilly Cedex, France

Attention: [omitted]

Facsimile: [omitted]

all Adverse Events and Serious Adverse Events anywhere in the world; provided, however, that Serious Adverse Events shall be reported to the relevant Person within three (3) working days of a Party’ s becoming aware of such an event (a. “Reporting Party”) and shall be reported by facsimile as provided above. The Reporting Party shall report all other Adverse Events on a monthly basis. The Parties shall agree on an Adverse Event reporting form that may be used by the Reporting Party as a basis for such reports. Each Party shall promptly notify the relevant Person of any complaint received by it in sufficient detail and in sufficient time to allow such Person to comply with any and all regulatory requirements imposed upon it in any country. Each Party shall also advise the relevant Person of any regulatory developments (e.g., proposed recalls, labeling and other registrational dossier changes, etc.) affecting such Product in any country in Territory B. Each Party shall have the right to review and/or request copies of any and all information and reporting forms generated or received by the relevant Person with respect to Adverse Events and Serious Adverse Events. These procedures may be modified from time to time by the Regulatory Committee.

ARTICLE 9

TERM; TERMINATION

9.1 Term; Termination. (a) The term of this Agreement, with respect to each Product, shall commence on the date hereof and shall expire on the later of (x) the 15th anniversary of the first commercial sale of such Product and (y) such date as the last patent relating to such Product effective in any country in Territory B shall have expired and all other de jure exclusivity available for such Product shall have ended. Thereafter, the term of this

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Agreement may be renewed with respect to such Product for successive three-year terms, respectively, by the mutual agreement of the Parties no later than 24 months prior to the expiration of the term then in effect.

(b) Notwithstanding the foregoing, this Agreement shall automatically expire upon the earlier of (i) the termination by both Parties of the commercialization of both Products throughout Territory B as the result of a Safety Problem pursuant to Section 7.04(iii) of the Alliance Support Agreement and (ii) the exercise by BMS of the special put option pursuant to Section 7.08 of the Alliance Support Agreement.

(c) The Parties may cause the early termination of this Agreement by the mutual written consent of each of the Parties,

(d) Either Sanofi or BMS shall have the right to declare termination of this Agreement upon Notice to the other Parties, following the first to occur of:

(i) such other Party shall have (A) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, French Law No. 84-148 of March 1, 1984, French Law No. 85-98 of January 25, 1985 or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction, (B) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (C) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (D) made a general assignment for the benefit of creditors of all or substantially all of its assets, (E) become unable generally, or admitted in writing its inability to, pay all or substantially all of its debts as they become due or (F) taken corporate action for the purpose of effecting any of the foregoing; or

(ii) an involuntary proceeding shall have been commenced or any involuntary petition shall have been filed in a court of competent jurisdiction seeking (A) relief in respect of such other Party, or of its property, under Title 11 of the United States Code, French Law No. 84-148 of March 1, 1984, French Law No. 85-98 of January 25, 1985 or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction, (B) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property or (C) the winding-up or liquidation of such other Party; and such proceeding or petition shall have continued undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall have continued unstayed and in effect for thirty (30) days.

9.2 Consequences of Termination. (a) Upon the expiration or early termination of this Agreement pursuant to Section 9.1 hereof (the “License Termination Date”):

(i) the terms and conditions of Section 7.07 of the Alliance Support Agreement shall apply, except in the event of early termination pursuant to Section 9.1(b) hereof;

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(ii) the Partnership shall cease, and shall cause each sub-licensee (if any) to cease, all activities related to the Developed Know-How; and

(iii) the Partnership shall pay in full all amounts due to Sanofi and/or BMS hereunder within ten (10) days after the final determination of Net Sales for such period, including the License Termination Date, pursuant to Sections 5.2, 5.3 and 5.5 hereof which shall survive until the full payment of all amounts under this clause (iii).

(b) In the event of the termination of the commercialization of any Product hroughout Territory B pursuant to Section 7.04 of the Alliance Support Agreement (other than a bilateral termination of such Product as the result of a Safety Problem), the provisions of Section 9.2(a)(ii)-(iii) hereof shall apply, mutatis mutandis, with respect to such Product.

(c) In the event of the termination of the commercialization of any Product in any country(ies) of Territory B pursuant to Section 7.02 of the Alliance Support Agreement:

(i) the terms and conditions of Section 9.2(a)(ii)-(iii) hereof shall apply, mutatis mutandis, with respect to such Product in such country(ies); and

(ii) all rights and licenses granted by Sanofi and BMS hereunder with respect to such Product in such country(ies) shall revert to Sanofi and BMS, respectively, subject to Section 7.03 of the Alliance Support Agreement.

(d) Expiration or early termination of this Agreement pursuant to this Article shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to Such expiration or termination such expiration or termination shall not relieve any Party from its obligations which are expressly indicated to survive the expiration or termination f this Agreement All of the Parties’ rights and obligations under this subclause (d) and under Sections 5.4, 5.6, 8.1, 8.2, 9.2 and 11.2 -11.4 and Article 10 hereof shall survive such expiration or termination for the applicable period.

ARTICLE 10

CONFIDENTIALITY

All of the data, material and information exchanged by the Parties hereunder or related hereto (including, without limitation, the Developed Know-How) shall be subject to the confidentiality provisions of the Alliance Support Agreement as set forth in Section 5.03 thereof.

ARTICLE 11

MISCELLANEOUS

11.1 Notices. All notices, requests or other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language, and shall be given or made by delivery in person, by courier service, by facsimile (with receipt confirmed) or by registered or certified mail (return receipt requested, with postage prepaid) to the respective Parties at the following addresses:

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If to Sanofi, to:

Sanofi
32-34, rue Marbeuf
75008 Paris, France

Attention:	Directeur Juridique
Facsimile:	[omitted]
Attention:	Directeur Juridique Adjoint
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to:

Cleary, Gottlieb, Steen & Hamilton
41, avenue de Friedland
75008 Paris, France

Attention:	[omitted]
Facsimile:	[omitted]

If to BMS, to:

Bristol-Myers Squibb Company P.O. Box 4000 Route 206 & Province Line Road Princeton, NJ 08543-4000 USA

Attention:	Vice President and Senior Counsel, Pharmaceutical Research Institute, and Worldwide Franchise Management and Business Development
Facsimile:	[omitted]
Attention.:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to:

Shearman & Sterling 599 Lexington Avenue New York, NY 10022 USA

Attention:	[omitted]
Facsimile:	[omitted]

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If to the Partnership, to:

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership
P.O. Box 4000
Route 206 & Province Line Road
Princeton, NJ 08543-4000, USA

Attention:	Vice President and Senior Counsel, Pharmaceutical
Research Institute, and Worldwide Franchise Management, Business Development
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

with a copy to each of:

Sanofi Pharmaceuticals, Inc.
90 Park Avenue
New York, NY 10016, USA

Attention:	Senior Vice President and General Counsel
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

and:

Sanofi
32-34, rue Marbeuf
75008 Paris, France

Attention:	Directeur Juridique
Facsimile:	[omitted]
Attention:	Directeur Juridique Adjoint
Facsimile:	[omitted]
Attention:	Vice President, Alliance Management
Facsimile:	[omitted]

or to such other address or facsimile number as hereafter shall be furnished as provided in this Section 11.1 by any Party hereto to the other Parties hereto. All Notices given to any Party in accordance with this Section 11.1 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date ten (10) business days after dispatch by certified or registered mail (postage prepaid) if mailed.

11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the choice of law principles that might otherwise be applied in such jurisdiction.

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11.3 Dispute Resolution. All disputes between the Parties arising in connection with this Agreement (other than those specifically referred to in Sections 5.5, 6.7 or 7.3 hereof) shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, and the number of arbitrators shall be three. Each of BMS (acting on its own behalf and on behalf of the Partnership) and Sanofi shall designate one arbitrator and the two so appointed arbitrators shall jointly designate the third arbitrator. If such designation is not made within fifteen days of the designation of the second party designated arbitrator, the Secretary General of the International Court of Arbitration of the International Chamber of Commerce shall designate the third arbitrator. The proceedings shall be conducted in the English language in Paris, France. The president of any arbitral tribunal shall not be a citizen of either the United States of America or the French Republic.

11.4 Specific Performance. Each Party agrees that the Developed Know-How is unique, and that a failure by any Party to perform its obligations under this Agreement will result in irreparable damage, and that specific performance of such obligations may be obtained without the posting of any bond or other security; provided however, that the powers of the arbitrators under this Section 11.4 shall be limited to enforcing the obligations provided for in this Agreement as drafted.

11.5 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties (including the partners of the Partnership, each in its capacity as partner thereof) and permitted sub-licensees and assigns, and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

11.6 Assignment (a) This Agreement may be assigned by a Party only to an Affiliate of Sanofi or BMS in the event of a corporate reorganization (including an entity that becomes an Affiliate in connection with such reorganization) involving the assumption of all or substantially all of such Party’s marketing or manufacturing functions in Territory B by such Affiliate, in which event the rights may be assigned and the obligations may be delegated to such Affiliate.

(b) Notwithstanding anything to the contrary contained in subclause (a) above, this Agreement may be assigned, in whole or in part, by, or on behalf of, the Partnership as a result of a termination event under either Section 7.04 or Section 7.06 of the Alliance Support Agreement or as a result of the dissolution of the Partnership (other than for a Safety Problem) and in any such event shall be deemed to be amended and restated (i) to delete Sections 2.4, 2.5, 3.2 and 6.1-6.9 and Articles 7 and 10 hereof, as well as any reference to the Alliance Support Agreement and (ii) to insert those terms and conditions that are then customary in the pharmaceutical industry for an intellectual property license agreement, including, without limitation, provisions for confidentiality, indemnification and termination for material breach, as well as a diligence requirement that the assignee shall use reasonable commercial efforts to actively promote the Product(s) assigned (and the remedy for breach of such diligence requirement shall be termination of such amended and restated agreement).

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11.7 Severability. If any term or other provision hereof is held to be invalid, illegal or incapable of being enforced by applicable law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the economic effect or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify . This Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.8 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other provision hereof.

11.9 Headings. All titles and captions contained in this Agreement are for the convenience of reference only and shall not affect in any way the meaning or interpretation hereof.

11.10 Entire Agreement. This Agreement and the Alliance Support Agreement constitute the entire agreement of the Parties with respect to the subject matter contained herein and all prior agreements relative thereto which are not contained herein are hereby terminated.

11.11 No Partnership or Joint Venture. This Agreement is not intended to create, and nothing contained herein shall be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the other Party. Each Party shall be severally responsible for its own covenants, obligations and liabilities as herein provided. Other than the Partnership: (i) no Party shall be under the control of, or shall be deemed to control any other Party; (ii) no Party is the legal representative, agent, joint venturer or employee of the other Party with respect to this Agreement for any purpose whatsoever, and no Party shall have the right or power to bind the other Party; and (iii) no Party has the right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of any other Party, whether express or implied, or to bind any other Party in any respect whatsoever. The provisions of this Agreement are intended only for the regulation of relations between the Parties. This Agreement is not intended for the benefit of non-Party creditors, and no rights are granted to non-Party creditors under this Agreement.

11.12 Governing Language. The Parties acknowledge that this Agreement may be translated into the French language. The Parties agree that this English language version shall in all respects be the controlling version of this Agreement.

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11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

SANOFI		BRISTOL-MYERS SQUIBB SANOFI PHARMACEUTICALS HOLDING PARTNERSHIP

By:	/s/ [signature illegible]
Name:
	Title:	Represented by:

BRISTOL-MYERS SQUIBB COMPANY		BRISTOL-MYERS SQUIBB COMPANY INVESTCO INC., as General Partner

By:	/s/ [signature illegible]	BY:	/s/ [signature illegible]
	Name:		Name:
	Title:		Title:

Witnessed by:

SANOFI PHARMACEUTICALS, INC., a Partner

		By:	/s/ [signature illegible]
Name:
Title:

171025

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SCHEDULE 1A

TERRITORY A1

Europe:	the United Kingdom
Albania	(including England, Wales,
Andorra	Scotland, Isle of Man, Alderney,
Austria	Northern Ireland, Channel Islands)
Belgium	Former USSR (Europe)
Bulgaria	Russia
Cyprus	Ukraine
The Czech Republic	Belorus
Slovakia	Moldavia
Denmark	Estonia
Finland	Latvia
France (including Martinique, Guadeloupe, French Guyana,	Lithuania
French Polynesia, New Caledonia, Reunion and	Vatican City State
the other Overseas Departments and Territories)	Former Yugoslavia
Germany	(including Bosnia-Herzegovina,
Gibraltar	Croatia, Macedonia, Montenegro,
Greece	Serbia and Slovenia)
Greenland	Africa: Algeria Angola Benin Botswana Burkina Faso Burundi Cameroon
Hungary
Iceland
Irish Republic
Italy
Liechtenstein
Luxembourg
Malta and Gozo
Monaco	Cape Verde Islands
Netherlands	Central African Republic
Norway	Chad
Poland	Comoros
Portugal	Congo
Romania	Djibouti
San Marino	Egypt
Spain	Equatorial Guinea
Sweden	Eritrea
Switzerland	Ethiopia
Gabon
Gambia

[1]	Territory A will be deemed to include any new country created by the division, consolidation or name change of the countries listed below.

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IA-2

Africa (continued):	Asia
Ghana	Afghanistan
Guinea	Bahrain
Guinea-Bissau	Bangladesh
Ivory Coast	Bhutan
Kenya	Brunei
Lesotho	Cambodia
Liberia	China (including Tibet)
Libya	Taiwan
Madagascar	Macao
Malawi	Hong Kong
Mali	India
Mauritania	Indonesia
Mayotte	Israel
Mauritius, etc,	Jordan
Morocco	South Korea
Mozambique	Kuwait
Namibia	Laos
Niger	Lebanon
Nigeria	Malaysia
Occidental Sahara	Maldive
Rwanda	Islands
St Helena	Mongolia
Ascension	Myanmar
Tristan de Cunha	Nepal
Sao Tome & Principe	Oman
Senegal	Pakistan
Seychelles	Philippines
Siena Leone	Qatar
Somalia	Saudi Arabia
South Africa	Singapore
Spanish Presidios:	Sri Lanka
Ceuta	Syria
Melilla	Thailand
Sudan	Turkey
Swaziland	United Arab Emirates
Tanzania	Former USSR (Asia)
Togo	RSFSR (Asia)
Tunisia	Armenia (Hyastan)
Uganda	Azerbaidjan
Zaire	Turkmenistan
Zambia	Uzbekistan
Zimbabwe	Tadjikistan
Kazakhstan
Kirghizia
Vietnam
Yemen

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SCHEDULE 1B

TERRITORY B2

North America:	Oceania:
Canada	Australia
Mexico	Fiji
United States of America	Micronesia
(including Puerto Rico, US Virgin	(including Caroline, Kiribati,
Islands, Guam, American Samoa) for	Mariana and Marshall Islands)

Clopidogrel only

Central America and the West Indies:

Anguilla

Antigua

Aruba

Bahamas

Barbados

Belize

Bermuda

Cayman Islands

Costa Rica

Dominica

Dominican Republic

Grenada

Guatemala

Haiti

Honduras

Jamaica

Montserrat

Nauru New Zealand Papua New Guinea Pitcairn Islands Samoa (non-US) Solomon Islands Tonga Tuvalu Vanuatu South America: Argentina Bolivia Brazil Chile Colombia Ecuador Falkland Islands Guyana Paraguay

Netherlands Antilles	Peru
Nicaragua	Surinam
Panama	Uruguay
St. Kitts-Nevis	Venezuela
St. Lucia
St. Vincent and the Grenadines
El Salvador
Trinidad and Tobago
Turks and Caicos Islands
Virgin Islands (British)

2	Territory B will be deemed to include any country created by the division, consolidation or name change of the countries listed below.

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EXHIBIT 6.1-A

RECOMMENDED PRODUCT PROFILES. CLAIM STRUCTURES

AND DOSAGES

FOR FILE SUBMISSIONS

Description: Recommended indications, major claims and dosage

PRODUCT:

Product Profile:

Indications:

Major Claims:

Dosage:

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EXHIBIT 6.1-B

CORE POSITIONING STRATEGIES / KEY MESSAGES3

Description: Outline of core position and key messages

PRODUCT:

Core Positioning Strategy:

Key Messages:

3	Promotional messages may be developed in each country to address local needs and conditions so long as they are consistent with the core positioning strategies and key messages.

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EXHIBIT 6.1-C

CENTRALLY FUNDED PROGRAMS AND EXPENSES

PRODUCT:

	1996 Projection	1997 Budget				1997 Total	1998 Estimate
U.S.$ 000		1st Q	2nd Q	3rd Q	4th Q
Meetings / Symposia / Roundtables
Advertising
Advisory Boards/Consultants
Agency Fees
Regulatory Fees
Phase IIIB/IV (1)
Phase V Trials (1)
Total

(1)	Includes all costs: tablets, investigators, etc.

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EXHIBIT 6.1-D

OVERALL PRICING GUIDELINES

Description: Range and rationale for recommended pricing guidelines

PRODUCT:

Overall pricing guidelines:

Rationale:

Comparative competitive products:

Market conditions:

Product differentiation:

Other:

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EXHIBIT 6.1-E

PHASE IIIB STUDIES, DIFFERENTIATION PROGRAMS

AND STUDIES FOR NEW INDICATIONS AND LINE EXTENSIONS

Description:

PRODUCT:

Priority Studies

Study	Objective	Start Date	Completion Date	Total Cost

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